UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

On May 12, 2010, we held our 2010 Annual Meeting of Stockholders at which the stockholders (1) elected Ryan Craig and Robert Hartman as Class I directors for a three-year term to expire at the 2013 Annual Meeting of Stockholders and (2) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The final voting results on these matters were as follows:

Proposal 1 - Election of two Class I directors for a three-year term to expire at the 2013 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ryan Craig	48,301,581	1,393,479	2,253,047
Robert Hartman	49,228,388	466,672	2,253,047

Proposal 2 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Votes Abstained
51,588,742	358,957	408

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer